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                                                                   EXHIBIT 1.1




                           Noble Drilling Corporation

                 $2.25 Convertible Exchangeable Preferred Stock



                               STANDBY AGREEMENT



                                                              New York, New York
                                                                    May 12, 1995


Salomon Brothers Inc
Seven World Trade Center
New York, New York 10048


Dear Sirs:

                 Noble Drilling Corporation, a Delaware corporation (the "Company"), intends to call for redemption on June 1, 1995 (the "Redemption Date"), all of its outstanding $2.25 Convertible Exchangeable Preferred Stock (the "$2.25 Preferred Shares") at a redemption price of $26.575 per $2.25 Preferred Share plus accrued dividends from April 1, 1995, to the Redemption Date of $0.38125, for a total redemption price of $26.95625 (the "Redemption Price") per $2.25 Preferred Share. The $2.25 Preferred Shares are convertible into shares of the Common Stock, $.10 par value, of the Company ("Common Stock") at any time prior to 5:00 P.M., Central Daylight Savings Time, on May 31, 1995 (the "Final Conversion Date").

                 In order to ensure that the maximum number of $2.25 Preferred Shares will be converted and that the Company will have available sufficient funds to redeem any $2.25 Preferred Shares not converted on or prior to the Final Conversion Date, the Company desires to make arrangements pursuant to which Salomon Brothers Inc (the "Purchaser") will purchase $2.25 Preferred Shares on or prior to the Final Conversion Date and convert all such $2.25 Preferred Shares into shares of Common Stock and, to the extent indicated below, pursuant to which the Purchaser will, at the Company's option, following the Final Conversion Date purchase shares of Common Stock that would have been issuable upon the conversion of the $2.25

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Preferred Shares that have not been surrendered for conversion prior to the expiration of convertibility on the Final Conversion Date.

                 1. Representations and Warranties. The Company represents and warrants to, and agrees with, the Purchaser as set forth below in this
Section 1. Certain terms used in this Section 1 are defined in paragraph (g) hereof.

                 (a) The Company meets the requirements for use of Form S-3 under the Securities Act of 1933 (the "Act") and has filed with the Securities and Exchange Commission (the "Commission") a registration statement on such Form for the registration under the Act of the sale by the Purchaser of any shares of Common Stock that may be acquired by it upon conversion of $2.25 Preferred Shares or purchased pursuant to
         Section 2(b) of this Agreement. The Company may file with the Commission one of the following: (i) prior to effectiveness of such registration statement, a further amendment to such registration statement, including the form of final prospectus, (ii) a final prospectus in accordance with Rules 430A and 424(b)(1) or (4), or
         (iii) a final prospectus in accordance with Rules 415 and 424(b)(2) or
         (5). In the case of clause (ii), the Company has included in such registration statement, as amended at the Effective Date, all information (other than Rule 430A information) required by the Act and the rules thereunder to be included in the Prospectus with respect to the Common Stock registered pursuant to the Registration Statement and the offering thereof. As filed, such amendment and form of final prospectus, or such final prospectus, shall contain all Rule 430A information, together with all other such required information, with respect to the Common Stock registered pursuant to the Registration Statement and the offering thereof and, except to the extent the Purchaser shall agree in writing to a modification, shall be in all substantive respects in the form furnished to you prior to the Execution Time or, to the extent not completed at the Execution Time, shall contain only such specific additional information and other changes (beyond that contained in the latest Preliminary Prospectus) as the Company has advised you, prior to the Execution Time, will be included or made therein.





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                 (b)  On the Effective Date, the Registration Statement did or
         will, and when the Prospectus is first filed (if required) in accordance with Rule 424(b), on the Final Conversion Date, on the Redemption Date and on the Closing Date, the Prospectus (and any supplements thereto) will, comply in all material respects with the applicable requirements of the Act and the Securities Exchange Act of 1934 (the "Exchange Act") and the respective rules thereunder, on the Effective Date, the Registration Statement did not or will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading; and, on the Effective Date, the Prospectus, if not filed pursuant to Rule 424(b), did not or will not, and on the date of any filing pursuant to Rule 424(b), on the Final Conversion Date, on the Redemption Date and on the Closing Date, the Prospectus (together with any supplement thereto) will not, include any untrue statement of material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representations or warranties as to the information contained in or omitted from the Registration Statement or the Prospectus (or any supplement thereto) in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of the Purchaser through the Purchaser specifically for inclusion in the Registration Statement or the Prospectus (or any supplement thereto).

                 (c) The $2.25 Preferred Shares are convertible into Common Stock at a rate of 5.41946 shares of Common Stock per $2.25 Preferred Share. At the Execution Time, there were 2,065,238 shares of $2.25 Preferred Shares outstanding; the redemption of all the outstanding $2.25 Preferred Shares had been duly authorized by the Company; by the close of business on the date of execution hereof, all the $2.25 Preferred Shares shall have been duly called for redemption in accordance with the Company's Certificate of Designations of the $2.25 Preferred Shares (the "Certificate") and the right to convert the $2.25 Preferred Shares into shares of Common Stock will, as a result of such call, expire at 5:00 P.M., Central

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         Daylight Savings Time, on the Final Conversion Date.  A copy of the form of notice of redemption and the related letter of transmittal (collectively, the "Notice of Redemption") has been heretofore delivered to the Purchaser. The $2.25 Preferred Shares have been duly and validly authorized and issued and are fully paid and nonassessable.

                 (d) The Company has neither taken nor will take, directly or indirectly, any action designed to cause or result in, or that has constituted or that might reasonably be expected to cause or result in, stabilization or manipulation of the price of any security of the Company to facilitate the conversion of the $2.25 Preferred Shares.

                 (e) The Company has neither paid nor given, nor will pay or give, directly or indirectly, any commission or other remuneration for soliciting the conversion of any $2.25 Preferred Shares into Common Stock and cash.

                 (f) Neither the issue and sale of the Securities (as defined in Section 2(b) hereof), nor the consummation of any other of the transactions herein contemplated, nor fulfillment of the terms hereof will conflict with, result in a breach or violation of, or constitute a default under, any law or the charter or bylaws of the Company or the terms of any material indenture or other material agreement or instrument to which the Company or any of its subsidiaries is a party or is bound or any material judgment, order or decree applicable to the Company or any of its subsidiaries of any court, regulatory body, administrative agency, governmental body or arbitrator having jurisdiction over the Company or any of its subsidiaries.

                 (g) The terms which follow, when used in this Agreement, shall have the meanings indicated. The term "Effective Date" shall mean each date that the Registration Statement and any post-effective amendment or amendments thereto became or become effective and each date after the date hereof on which a document incorporated by reference in the Registration Statement is filed. "Execution Time" shall mean the date and time that this Agreement is executed and delivered by the parties hereto. "Preliminary Prospectus" shall mean any preliminary prospectus referred to in





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         paragraph (a) above and any preliminary prospectus included in the
         Registration Statement at the Effective Date that omits Rule 430A information. "Prospectus" shall mean the prospectus relating to the Securities that is first filed pursuant to Rule 424(b) after the Execution Time or, if no filing pursuant to Rule 424(b) is required, shall mean the form of final prospectus relating to the Securities included in the Registration Statement at the Effective Date. "Registration Statement" shall mean the registration statement referred to in paragraph (a) above, including incorporated documents, exhibits and financial statements, as amended at the Execution Time (or, if not effective at the Execution Time, in the form in which it shall become effective) and, in the event any post-effective amendment thereto becomes effective prior to the Closing Date (as hereinafter defined), shall also mean such registration statement as so amended. Such term shall include any Rule 430A Information deemed to be included therein at the Effective Date as provided in Rule 430A.
         "Rule 415", "Rule 424", "Rule 430A" and "Regulation S-K" refer to such rules or regulation under the Act. "Rule 430A Information" means information with respect to the Securities and the offering thereof permitted to be omitted from the Registration Statement when it becomes effective pursuant to Rule 430A. Any reference herein to the Registration Statement, a Preliminary Prospectus or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 which were filed under the Exchange Act on or before the Effective Date of the Registration Statement or the issue date of such Preliminary Prospectus or the Prospectus, as the case may be; and any reference herein to the terms "amend", "amendment" or "supplement" with respect to the Registration Statement, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include the filing of any document under the Exchange Act after the Effective Date of the Registration Statement, or the issue date of the Preliminary Prospectus or the Prospectus, as the case may be, deemed to be incorporated therein by reference.





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                 2.  Purchase of Purchased Securities.  Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth:

                 (a)  The Purchaser agrees:

                          (i) to purchase, at a flat price of $27.10 per $2.25
                 Preferred Share, all the $2.25 Preferred Shares tendered to Liberty Bank and Trust Company of Oklahoma City, N.A., as Paying Agent (the "Paying Agent"), on or prior to the expiration of convertibility on the Final Conversion Date; and

                          (ii) to surrender for conversion into shares of
                 Common Stock immediately prior to the expiration of convertibility on the Final Conversion Date all $2.25 Preferred Shares purchased by the Purchaser pursuant to clause
                 (i) above or Section 4 hereof or otherwise acquired by the Purchaser. The shares of Common Stock issued to the Purchaser upon the conversion of $2.25 Preferred Shares are referred to as the "Conversion Securities". The Conversion Securities issued to the Purchaser upon the conversion of $2.25 Preferred Shares purchased by the Purchaser pursuant to clause (i) above are referred to as the "Tendered Securities".

                 (b) In the event that less than all the outstanding $2.25 Preferred Shares are surrendered for conversion at or prior to 5:00 p.m., Central Daylight Savings Time, on the Final Conversion Date, the Company agrees to sell to the Purchaser, and the Purchaser agrees to purchase from the Company, at a purchase price of $4.97397 per share, such whole number of additional shares of Common Stock as would have been issuable upon the conversion of such of the $2.25 Preferred Shares which shall not have been surrendered for conversion prior to the Redemption Date. The Company shall notify the Purchaser of such number of shares as soon as practicable after the expiration of convertibility on the Final Conversion Date and in no event later than 10:00 a.m., Central Daylight Savings Time, on the business day following the Final Conversion Date. The shares of Common Stock to be purchased pursuant to this Section 2(b) are referred to as the "Purchased Securities" and, together with the Conversion Securities, the "Securities".





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                 (c)  It is understood that the Purchaser intends to resell the
         Securities from time to time at prices prevailing in the open market. With respect to any Tendered Securities or Purchased Securities, the Purchaser, on or prior to June 15, 1995, shall remit to the Company
         50% of the excess, if any, of the aggregate proceeds, received by the Purchaser from the sale of such Purchased Securities (net of selling concessions, transfer taxes and other expenses of sale) over an amount equal to $4.97397 multiplied by the number of such Purchased
         Securities sold by such Purchaser. Upon completion of the sale of the Securities, the Purchaser shall furnish to the Company a statement setting forth the aggregate proceeds received on the sale thereof and the applicable selling concessions, transfer taxes and other expenses of sale. For purposes of the foregoing determination, any Securities not sold by or for the account of the Purchaser prior to the close of business on June 15, 1995, shall be deemed to have been sold on such day for an amount equal to the last reported sale price of the Common Stock on such day. Nothing contained herein shall limit the right of the Purchaser, in its discretion, to determine the price or prices at which, or the time or times when, any Securities shall be sold, whether or not prior to the Redemption Date and whether or not for long or short account.

                 (d) Delivery of any payment for the Purchased Securities shall be made at 9:00 A.M., Central Daylight Savings Time, on June 5, 1995 (two business days after the Redemption Date), or such other date as the Purchaser and the Company may agree (such date and time of delivery and payment for the Purchased Securities being herein called the "Closing Date"). Delivery of the Purchased Securities shall be made to the Purchaser against payment by the Purchaser of the purchase price thereof to or upon the order of the Company by wire transfer of immediately available funds. Delivery of the Purchased Securities shall be made at such location as the Purchaser shall reasonably designate at least one business day in advance of the Closing Date and payment for the Purchased Securities shall be made at the offices of Thompson & Knight, P.C., 1700 Texas Commerce Tower, 600 Travis Street, Houston, Texas 77002. Certificates for the Purchased Securities shall be registered in such names and in such denominations as the Purchaser may request.





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                 The Company agrees to have the Purchased Securities available for inspection, checking and packaging by the Purchaser in New York, New York prior to the Closing Date.

                 Unless the Company waives its right to receive immediately available funds at the Closing Date and agrees to accept next-day funds in lieu thereof, the Company shall pay to the Purchaser promptly following the Closing Date an amount equal to the Purchaser's overnight cost of funds on the purchase price payable by the Purchaser at the Closing Date.

                 3. Compensation. As compensation for the commitment of the Purchaser hereunder, the Company will pay to the Purchaser an amount equal to the sum of (i) $556,711, plus (ii) if the aggregate number of the Compensable Shares exceeds 560,000 shares, an additional $0.20 per Compensable Share for the aggregate number of all Compensable Shares plus $0.0265 per Tendered Security for the aggregate number of all Tendered Securities. Compensable Shares consist of any Conversion Securities (other than Tendered Securities) which are resold by the Purchaser for less than $4.97397 per share plus all Purchased Securities and all Tendered Securities.

                 Such compensation shall be paid to the Purchaser by wire transfer of immediately available funds on (A) if the Purchaser is required to purchase any Purchased Securities, the Closing Date, or (B) otherwise, as soon as practicable after the Final Conversion Date (but in no event later than two business days thereafter).


                 4. Additional Purchases. On or after the date hereof, the Purchaser may purchase $2.25 Preferred Shares, in the open market or otherwise, in such amounts and at such prices as the Purchaser may deem advisable. All shares of $2.25 Preferred Shares so purchased on or after the date hereof will be surrendered for conversion into Common Stock prior to 5:00 p.m., Central Daylight Savings Time, on the Final Conversion Date. The Common Stock acquired by the Purchaser upon conversion of any $2.25 Preferred Shares acquired pursuant to this Section 4 may be sold at any time or from time to time by the Purchaser. It is understood that, for the purpose of stabilizing the price of the Common Stock or otherwise, the Purchaser may make purchases and sales of Common Stock, the $2.25 Preferred Shares or the





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Company's $1.50 Convertible Preferred Stock, in the open market or otherwise, for long or short account, on such terms as it may deem advisable and it may overallot in arranging sales.

                 5.  Agreements.  The Company agrees with the Purchaser that:

                 (a) The Company will use its best efforts to cause the Registration Statement, if not effective at the Execution Time, and any amendment thereof, to become effective. Prior to the termination of the offering of the Securities, the Company will not file any amendment of the Registration Statement or supplement to the Prospectus unless the Company has furnished the Purchaser with a copy for its review prior to filing and will not file any such proposed amendment or supplement to which the Purchaser may reasonably object. Subject to the foregoing sentence, if the Registration Statement has become or becomes effective pursuant to Rule 430A, or filing of the Prospectus is otherwise required under Rule 424(b), the Company will cause the Prospectus, properly completed, and any supplement thereto to be filed with the Commission pursuant to the applicable paragraph of Rule 424(b) within the time period prescribed and will provide evidence satisfactory to the Purchaser of such timely filing. The Company will promptly advise the Purchaser (i) when the Registration Statement, if not effective at the Execution Time, and any amendment thereto, shall have become effective, (ii) when the Prospectus, and any supplement thereto, shall have been filed (if required) with the Commission pursuant to Rule 424(b), (iii) when, prior to termination of the offering of the Securities, any amendment to the Registration Statement shall have been filed or becomes effective, (iv) of any request by the Commission for any amendment of the Registration Statement or supplement to the Prospectus or for any additional information, (v) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the institution or threatening of any proceeding for that purpose and (vi) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose. The Company will use its best efforts to

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         prevent the issuance of any such stop order and, if issued, to obtain as soon as possible the withdrawal thereof.

                 (b) If, at any time when a prospectus relating to the Securities is required to be delivered under the Act, any event occurs as a result of which the Prospectus, as then amended or supplemented, would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, or if it shall be necessary to amend the Registration Statement or supplement the Prospectus to comply with the Act or the Exchange Act or the respective rules thereunder, the Company promptly will (i) prepare and file with the Commission, subject to the second sentence of paragraph (a) of this Section 5, an amendment or supplement which will correct such statement or omission or effect such compliance and
         (ii) supply any supplemented Prospectus to you in such quantities as you may reasonably request.

                 (c) As soon as practicable, the Company will make generally available to its security holders and to the Purchaser an earnings statement or statements of the Company and its subsidiaries which will satisfy the provisions of Section 11(a) of the Act and Rule 158 under the Act.

                 (d) The Company will furnish to the Purchaser and counsel for the Purchaser, without charge, signed copies of the Registration Statement (including exhibits thereto) and, so long as delivery of a prospectus by a Purchaser or dealer may be required by the Act, as many copies of each Preliminary Prospectus and the Prospectus and any supplement thereto as the Purchaser may reasonably request. The Company will pay the expenses of printing or other production of all documents relating to the transactions contemplated hereby. The Company will also pay all reasonable out-of-pocket expenses of the Purchaser, including the fees and disbursements of Purchaser's counsel, and the fees and disbursements of the Paying Agent.

                 (e) The Company will arrange for the qualification of the Securities for sale under the laws of such jurisdictions as the Purchaser may designate,





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         and will maintain such qualifications in effect so long as required for the distribution of the Securities; provided, however, that the Company will not be required to do so in any jurisdiction where such qualification would require the Company to register to do business as a foreign corporation, would subject the Company to taxation as doing business or would require the Company to file a consent to general service of process therein, in any case where it would not otherwise be so required or subject.

                (f) The Company will (i) mail or cause to be mailed on the date of execution hereof the Notice of Redemption by first-class mail to the registered holders of the $2.25 Preferred Shares, which mailing will conform to the requirements of the Certificate and (ii) not later than the business day following the date hereof, if requested by the Purchaser, publish an advertisement, in form and substance reasonably satisfactory to the Purchaser, relating to the redemption of the $2.25 Preferred Shares.

                 (g) The Company will direct the Paying Agent to advise the Purchaser daily of the amount of $2.25 Preferred Shares surrendered in the previous day for redemption or for conversion.

                 (h) The Company will not take any action the effect of which would be to require an adjustment in the conversion price of the $2.25 Preferred Shares.

                 (i) The Company will not, prior to the Final Conversion Date and for a period of 90 days following the Final Conversion Date, without the prior written consent of the Purchaser, which consent shall not be unreasonably withheld, offer, sell or contract to sell, or otherwise dispose of, directly or indirectly, or announce, or file for the registration of, the offering of, any other shares of Common Stock or any securities convertible into, or exchangeable for, shares of Common Stock; provided, however, that the Company may issue and sell or register Common Stock pursuant to any employee stock option plan, nonemployee director stock option agreement or stock option plan or retirement plan, stock ownership plan or thrift plan of the Company in effect at the Execution Time and the Company may issue Common Stock issuable upon the conversion of securities or the exercise of warrants

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         outstanding at the Execution Time; and provided further, that the
         Company will no longer be bound by this provision if the Purchaser does not acquire any Purchased Securities pursuant to Section 2(b) hereof.

                 (j) The Company confirms as of the date hereof that it is in compliance with all provisions of Section 1 of Laws of Florida, Chapter 92-198, An Act Relating to Disclosure of Doing Business With Cuba, and the Company further agrees that if it commences engaging in business with the government of Cuba or with any person or affiliate located in Cuba after the date the Registration Statement becomes or has become effective with the Securities and Exchange Commission or with the Florida Department of Banking and Finance (the "Department"), whichever date is later, or if the information reported in the Prospectus, if any, concerning the Company's business with Cuba or with any person or affiliate located in Cuba changes in any material way, the Company will provide the Department notice of such business or change, as appropriate, in a form acceptable to the Department.

                 6. Conditions to the Obligations of the Purchaser. The obligations of the Purchaser hereunder to purchase and convert $2.25 Preferred Shares and to purchase any Purchased Securities shall be subject to the accuracy of the representations and warranties on the part of the Company contained herein as of the Execution Time, each Effective Date occurring after the Execution Time, the Final Conversion Date, the Redemption Date and the Closing Date, to the accuracy of the statements of the Company made in any certificates pursuant to the provisions hereof, to the performance by the Company of its obligations hereunder and the following additional conditions:

                 (a) Unless the Purchaser agrees in writing to a later time, the Registration Statement will become effective not later than 5:00 P.M., Central Daylight Savings Time, on the date of this Agreement; if filing of the Prospectus, or any supplement thereto, is required pursuant to Rule 424(b), the Prospectus, and any such supplement, will be filed in the manner and within the time period required by Rule 424(b); and no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purposes shall have been instituted or threatened.

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                 (b)  On the date of this Agreement and on the Closing Date, the Company shall have furnished to the Purchaser the opinion of Thompson & Knight, P.C., counsel for the Company, dated as of the date of this Agreement and as of the Closing Date, respectively, to the effect that:

                          (i) each of the Company, Triton Engineering Services
                 Company, Noble Drilling (U.S.) Inc., Noble Drilling Services Inc., Noble Drilling International Ltd., Noble Drilling (U.K.) Ltd., Noble Drilling (Mexico) Inc., Noble Drilling (West Africa) Inc., Noble Drilling (West Africa) Ltd., Noble International Limited and Noble Offshore Corporation (individually a "Material Subsidiary" and collectively the "Material Subsidiaries") has been duly incorporated or organized and is validly existing as a corporation in good standing under the laws of the jurisdiction in which it is chartered or organized, with full corporate power and authority to own its properties and conduct its business as described in the Prospectus, and is duly qualified to do business as a foreign corporation in and is in good standing under the laws of each jurisdiction listed on an exhibit to such opinion;

                          (ii) all the outstanding shares of capital stock of
                 each Material Subsidiary have been duly and validly authorized and issued and are fully paid and nonassessable, and, except as otherwise set forth or incorporated in the Prospectus, all outstanding shares of capital stock of the Material Subsidiaries other than directors' qualifying shares or shares held by nominees to meet former minimum shareholder requirements, are owned of record, and to such counsel's knowledge, beneficially, by the Company either directly or through wholly owned subsidiaries free and clear of any perfected security interest and, to the knowledge of such counsel, after due inquiry, any other security interests, claims, liens or encumbrances;

                          (iii) the Company's authorized equity capitalization
                 is as set forth in the Prospectus; the capital stock of the Company conforms in all material respects to the description thereof

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                 contained in the Prospectus; the outstanding shares of Common
                 Stock have been duly and validly authorized and issued and are fully paid and nonassessable; the Purchased Securities have been duly and validly authorized, and, when issued and delivered to and paid for by the Purchaser pursuant to this Agreement, will be fully paid and nonassessable; the shares of Common Stock issuable upon the conversion of the $2.25 Preferred Shares have been duly and validly authorized and, when issued and delivered upon conversion of the $2.25 Preferred Shares, will be fully paid and nonassessable; the shares of Common Stock issuable upon the conversion of the $2.25 Preferred Shares have been duly authorized for trading, subject to official notice of issuance, through the NASDAQ National Market System; the form of the certificate for the Securities is in valid and sufficient form; and the holders of outstanding shares of capital stock of the Company are not entitled to preemptive or other rights to subscribe for the Purchased Securities or for the shares of Common Stock issuable upon conversion of the $2.25 Preferred Shares;

                          (iv) to the best knowledge of such counsel, there is
                 no pending or overtly threatened action, suit or proceeding before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries of a character required to be disclosed in the Registration Statement which is not adequately disclosed in the Prospectus, and there is no franchise, contract or other document of a character required to be described in the Registration Statement or Prospectus, or to be filed as an exhibit, which is not described or filed as required;

                          (v) the Registration Statement has become effective
                 under the Act; any required filing of the Prospectus, and any supplements thereto, pursuant to Rule 424(b) has been made in the manner and within the time period required by Rule 424(b); to the best knowledge of such counsel, no stop order suspending the effectiveness of the Registration Statement has been issued, no proceedings for that purpose have been instituted or overtly threatened; and the Registration Statement and the Prospectus (other than the financial statements and related notes, the financial statement schedules and other financial and statistical information contained or incorporated by reference therein as to which such counsel need express no opinion) comply as to form in all material respects with the applicable requirements of the Act and the Exchange Act and the respective rules thereunder;

                          (vi) this Agreement has been duly authorized,
                 executed and delivered by the Company;

                          (vii) no consent, approval, authorization or order of
                 any court or governmental agency or body is required for the consummation by the Company of the transactions contemplated herein, except such as have been obtained under the Act and such as may be required under the blue sky laws of any jurisdiction in connection with the purchase and distribution of the Securities by the Purchaser and such other approvals (specified in such opinion) as have been obtained;

                          (viii) the $2.25 Preferred Shares have been duly and
                 validly called for redemption on June 1, 1995; neither the call of the $2.25 Preferred Shares for redemption, the conversion or redemption thereof, the issue and sale of the Securities, nor the consummation of any other of the transactions herein contemplated nor the fulfillment of the terms hereof will conflict with, result in a breach of, or constitute a default under the charter or bylaws of the Company or the terms of any indenture or other agreement or instrument known to such counsel and to which the Company or any of the Material Subsidiaries is a party or by which it is bound, or any judgment, order or decree known to such counsel to be applicable to the Company or any of the subsidiaries of the Company of any court, regulatory body, administrative agency, governmental body or arbitrator having jurisdiction over the Company or any of the Material Subsidiaries; provided, that, with respect to the foregoing opinion as to the charter of the Company, the sale of Securities to persons who are not considered to be U.S. citizens for purposes of the Shipping Act, 1916, as amended, shall not exceed in the aggregate the Permitted Percentage (as defined in Article XI of the charter of the Company);

                          (ix) neither the call of the $2.25 Preferred Shares
                 for redemption, the conversion or redemption thereof, the issue and sale of the Purchased Securities by the Company nor the consummation of any of the transactions herein contemplated nor the fulfillment of the terms hereof will conflict with, result in a breach of, or constitute a default under any Texas or United States statute;

                          (x) upon the Company taking the specific actions
                 enumerated in such counsel's opinion, notice of redemption of the $2.25 Preferred Shares will have been duly and lawfully given, all the outstanding $2.25 Preferred Shares will have been duly called for redemption on the Redemption Date and the right to convert the $2.25 Preferred Shares will expire on the Final Conversion Date; and

                          (xi) no holders of securities of the Company have
                 rights to the registration of such securities under the Registration Statement which have not heretofore been waived in writing.

         In addition, such counsel shall state that they have participated in conferences with directors, officers and other representatives of the Company, representatives of the independent public accountants for the Company, representatives of the Purchaser and counsel for the Purchaser, at which conferences the contents of the Registration Statement and the Prospectus and related matters were discussed, and, although such counsel have not independently verified and are not passing upon and assume no responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement and the Prospectus (except to the extent specified elsewhere in such opinion or with reference to such counsel), no facts have come to such counsel's attention that lead such counsel to believe that, at the Effective Date, the Registration Statement included any untrue statement of a material fact or omitted to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading or that the Prospectus includes any untrue statement of a material fact or omits to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading (it being understood that such counsel express no view with respect to the financial statements and related notes, the financial statement schedules or other financial, statistical and accounting information contained or incorporated by reference in the Registration Statement or Prospectus).

         In rendering such opinion, such counsel may rely (A) as to matters involving the application of laws of any jurisdiction other than the State of Texas or the United States, to the extent they deem proper and specified in such opinion, upon the opinion of other counsel of good standing whom they believe to be reliable and who are satisfactory to counsel for the Purchaser and (B) as to matters of fact, to the extent they deem proper, on certificates of responsible officers of the Company or its subsidiaries and public officials. References to the Prospectus in this paragraph (b) include any supplements thereto at the Closing Date.

                 (c) On the date of this Agreement and on the Closing Date, the Purchaser shall have received from Cravath, Swaine & Moore, counsel for the Purchaser, such opinion or opinions, dated the date of this Agreement and the Closing Date, respectively, with respect to the issuance and sale of the Securities, the Registration Statement, the Prospectus (together with any supplement thereto) and other related matters as the Purchaser may reasonably require, and the Company shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters.

                 (d) On the date of this Agreement, and on each Effective Date occurring after the Execution Time and on the Closing Date, the Company shall have furnished to the Purchaser a certificate of the Company, signed by the Chairman of the Board or the President and the principal financial or accounting officer of the Company, dated the date of delivery, to the effect that the signers of such certificate have carefully examined the Registration Statement, the Prospectus, any supplement to the Prospectus and this Agreement and that:

                          (i) the representations and warranties of the Company in this Agreement are true and correct in all material respects on and as of the date of such certificate as if made on the date of such certificate and the Company has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to the date of such certificate;

                          (ii) no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or, to the Company's knowledge, have been threatened; and

                          (iii) since the date of the most recent financial statements included in the Prospectus (exclusive of any supplement thereto), there has been no material adverse change in the condition (financial or other), earnings, business or properties of the Company and its subsidiaries, whether or not arising from transactions in the ordinary course of business, except as set forth or contemplated in the Prospectus (exclusive of any supplement thereto).

                 (e) At the Execution Time, and on each Effective Date occurring after the Execution Time on which financial information is included or incorporated in the Registration Statement or the Prospectus and on the Closing Date, Price Waterhouse LLP shall have delivered to the Purchaser a letter or letters, dated as of the date of delivery, in form and substance satisfactory to the Purchaser, confirming that they are independent public accountants with respect to the Company within the meaning of the Act and the Exchange Act and the respective applicable published rules and regulations thereunder, and stating in effect that:

                          (i)  in their opinion, the audited financial
                 statements of the Company for the year ended December 31, 1994 included or incorporated in the Registration Statement and the Prospectus and reported on by them comply in form in all material respects with the applicable accounting requirements of the Act and the Exchange Act and the related published rules and regulations;

                          (ii) on the basis of a reading of the latest
                 unaudited financial statements made available by the Company and its subsidiaries; carrying out certain specified procedures (but not an examination in accordance with generally accepted auditing standards) which would not necessarily reveal matters of significance with respect to the comments set forth in such letter; a reading of the minutes of the meetings of the stockholders, directors and executive, finance and audit committees of the Company and the Material Subsidiaries; and inquiries of certain officials of the Company who have responsibility for financial and accounting matters of the Company and its subsidiaries as to transactions and events subsequent to December 31, 1994, nothing came to their attention which caused them to believe that:

                                  (1)  the unaudited financial statements of
                          the Company included or incorporated in the Registration Statement and the Prospectus do not comply in form in all material respects with applicable accounting requirements and with the published rules and regulations of the Commission with respect to financial statements included or incorporated in quarterly reports on Form 10-Q under the Exchange Act; and said unaudited financial statements are not in conformity with generally accepted accounting principles applied on a basis substantially consistent with that of the audited financial statements included or incorporated in the Registration Statement and the Prospectus; or

                                  (2) with respect to the period subsequent to March 31, 1995, there were any changes, at a specified date not more than five business days prior to the date of the letter, in the capital stock, working capital or long-term debt of the Company or decreases in the total assets or shareholders' equity of the Company as compared with the amounts shown on the most recent consolidated balance sheet included or incorporated in the Registration Statement and the Prospectus, or for the period from March 31, 1995, to such specified date there were any decreases, as compared with the corresponding period in the preceding year in consolidated operating revenues, or in income from continuing operations on a total or per common share basis, except in all instances for changes or decreases set forth in such letter, in which case the letter shall be accompanied by an explanation by the Company as to the significance thereof unless said explanation is not deemed necessary by the Purchaser;

                          (iii) they have performed certain other specified procedures as a result of which they determined that certain information of an accounting, financial or statistical nature (which is limited to accounting, financial or statistical information derived from the general accounting records of the Company and its subsidiaries) set forth in the Registration Statement and the Prospectus, including the information set forth under the captions "Price Range of Common Stock and Dividend Policy", "Capitalization", and "Selected Financial Data" in the Prospectus, the information for the year ended December 31, 1994 included in Items 1, 2, 6, 7 and 11 of the Company's Annual Report on Form 10-K, incorporated in the Registration Statement and the Prospectus, and the information included in the "Management's Discussion and Analysis of Financial Condition and Results of Operations" included or incorporated in any of the Company's Quarterly Reports on Form 10-Q or any Current Reports on Form 8-K incorporated in the Registration Statement and the Prospectus, agrees with the accounting records of the Company and its subsidiaries, excluding any questions of legal interpretation; and

                          (iv) on the basis of a reading of any unaudited pro forma financial statements included or incorporated in the Registration Statement and the Prospectus (the "pro forma financial statements"), carrying out certain specified procedures, inquiries of certain officials of the

                 Company who have responsibility for financial and accounting matters, and proving the arithmetic accuracy of the application of the pro forma adjustments to the historical amounts in the pro forma financial statements, nothing came to their attention which caused them to believe that the pro forma financial statement do not comply in form in all material respects with the applicable accounting requirements of Rule 11-02 of Regulation S-X or that the pro forma adjustments have not been properly applied to the historical amounts in the compilation of such statements.

                 References to the Prospectus in this paragraph (e) include any supplement thereto at the date of the letter.

                 (f) At the Execution Time, Arthur Andersen LLP shall have delivered to the Purchaser a letter or letters, dated as of the date of delivery, in form and substance satisfactory to the Purchaser, confirming that they were independent public accountants with respect to the Company within the meaning of the Act and the Exchange Act and the respective applicable published rules and regulations thereunder and stating in effect that:

                          (i)  in their opinion, the audited financial
                 statements of the Company for the years ended December 31, 1992 and 1993 included or incorporated in the Registration Statement and the Prospectus and reported on by them comply in form in all material respects with the applicable accounting requirements of the Act and the Exchange Act and the related published rules and regulations; and

                          (ii) they have performed certain other specified procedures as a result of which they determined that certain information of an accounting or financial nature (which is limited to accounting or financial information derived from the general accounting records of the Company and its subsidiaries) set forth in the Registration Statement and the Prospectus, including the information set forth under the caption "Selected Financial Data," and the information for the years ended December 31, 1992 and 1993 included in the "Management's Discussion and Analysis of Financial Condition and Results of Operations" included in the Company's Annual Report on Form 10-K for the year ended December 31, 1994, incorporated in the Registration
                 Statement and the Prospectus, agrees with the accounting records of the Company and its subsidiaries, excluding any questions of legal interpretation.

                 (g) Subsequent to the Execution Time or, if earlier, the dates as of which information is given in the Registration Statement (exclusive of any amendment thereof) and the Prospectus (exclusive of any supplement thereto), there shall not have been (i) any change or decrease specified in the letter or letters referred to in paragraph
         (e) of this Section 6 or (ii) any change, or any development involving a prospective change, in or affecting the business or properties of the Company and its subsidiaries the effect of which, in any case referred to in clause (i) or (ii) above, is, in the judgment of the Purchaser, so material and adverse as to make it impractical or inadvisable to proceed with the offering or delivery of the Securities as contemplated by the Registration Statement (exclusive of any amendment thereof) and the Prospectus (exclusive of any supplement thereto).

                 (h) The Company shall have furnished to the Purchaser such further information, certificates and documents as the Purchaser may reasonably request.

                 If any of the conditions specified in this Section 6 shall not have been fulfilled in all material respects when and as provided in this Agreement, or if any of the opinions and certificates mentioned above or elsewhere in this Agreement shall not be in all material respects reasonably satisfactory in form and substance to the Purchaser and its counsel, this Agreement and all obligations of the Purchaser hereunder may be cancelled at, or at any time prior to, the Closing Date by the Purchaser. Notice of such cancellation shall be given to the Company in writing or by telephone or telegraph confirmed in writing.

                 The documents required to be delivered by this Section 6 shall be delivered to the offices of Thompson & Knight, P.C., 1700 Texas Commerce Tower, 600 Travis Street,

Houston, Texas 77002 on the date of this Agreement or on the Closing Date, as applicable.

                 7. Reimbursement of Purchaser's Expenses. If the sale of the Securities provided for herein is not consummated because any condition to the obligations of the Purchaser set forth in Section 6 hereof is not satisfied, because of any termination pursuant to Section 10 hereof or because of any refusal, inability or failure on the part of the Company to perform any agreement herein or comply with any provision hereof other than by reason of a default by the Purchaser, the Company will reimburse the Purchaser upon demand for all out-of-pocket expenses (including reasonable fees and disbursements of counsel) that shall have been incurred by them in connection with the proposed purchase and sale of the Securities.

                 8.  Indemnification and Contribution.

                 (a) The Company agrees to indemnify and hold harmless the Purchaser, the directors, officers, employees and agents of the Purchaser and each person who controls the Purchaser within the meaning of either the Act or the Exchange Act against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Act, the Exchange Act or other Federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (i) the terms of the $2.25 Preferred Shares and the terms of the Company's call for redemption thereof or (ii) any untrue statement or alleged untrue statement of a material fact contained in the registration statement for the registration of the Securities as originally filed or in any amendment thereof, or in any Preliminary Prospectus or the Prospectus, or in any amendment thereof or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and agrees to reimburse each such indemnified party, as incurred, for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage or liability or action; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Company by or on behalf of the Purchaser through the Purchaser specifically for inclusion therein. This indemnity agreement will be in addition to any liability which the Company may otherwise have.

                 (b) The Purchaser agrees to indemnify and hold harmless the Company, each of its directors, each of its officers who signs the Registration Statement, and each person who controls the Company within the meaning of either the Act or the Exchange Act, to the same extent as the indemnity from the Company to the Purchaser set forth in clause (ii) of the foregoing paragraph (a), but only with reference to the statements set forth in the last paragraph of the cover page and under the heading "Standby Arrangements" in any Preliminary Prospectus and the Prospectus. This indemnity agreement will be in addition to any liability which the Purchaser may otherwise have.

                 (c)  Promptly after receipt by an indemnified party under this
         Section 8 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 8, notify the indemnifying party in writing of the commencement thereof; but the failure so to notify the indemnifying party (i) will not relieve it from liability under paragraph (a) or (b) above unless and to the extent it did not otherwise learn of such action and such failure results in the forfeiture by the indemnifying party of substantial rights and defenses and (ii) will not in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in paragraph (a) or (b) above. The indemnifying party shall be entitled to appoint counsel of the indemnifying party's choice at the indemnifying party's expense to represent the indemnified party in any action for which indemnification is sought (in which case the indemnifying party shall not thereafter be responsible for the fees and expenses of any separate counsel retained by the indemnified party or parties except as set forth below); provided, however, that such counsel shall be satisfactory to the indemnified party. Notwithstanding the indemnifying party's election to appoint counsel to represent the indemnified party in such an action, the indemnified party shall have the right to employ separate counsel (including local counsel), and the indemnifying party shall bear the reasonable fees, costs and expenses of such separate counsel if (i) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest, (ii) the actual or potential defendants in, or targets of, any such action includes both the indemnified party and the indemnifying party, and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, (iii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of the institution of such action or (iv) the indemnifying party shall authorize the indemnified party to employ separate counsel at the expense of the indemnifying party. An indemnifying party will not, without the prior written consent of the indemnified parties, settle or comprise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding.

                 (d) In the event that the indemnity provided in paragraph (a) or (b) of this Section 8 is unavailable to or insufficient to hold harmless an indemnified party for any reason, the Company and the Purchaser agree to contribute to the aggregate losses, claims, damages and liabilities (including legal or other expenses reasonably incurred in connection with investigating or defending the same) (collectively, "Losses") to which the Company and the Purchaser may be subject, in such proportion as is appropriate to reflect the relative benefits received by the Company and by the Purchaser from the offering of the Securities; provided, however, that in no case shall the Purchaser be responsible for any amount of Losses that are in excess of the fees payable by the Company to the Purchaser pursuant to Section 3 hereof. If the allocation provided by the preceding sentence is unavailable for any reason, the Company and the Purchaser shall contribute in such proportion as is appropriate to reflect not only such relative benefits but also the relative faults of the Company and of the Purchaser in connection with the statements or omissions which resulted in such Losses as well as any other relevant equitable considerations. Benefits received by the Company shall be deemed to be equal to the sum of (i) the liquidation preference of $2.25 Preferred Shares converted by the Purchaser and (ii) the net amount paid by the Purchaser to the Company on the Closing Date; benefits received by the Purchaser shall be deemed to be equal to the total fees payable by the Company to the Purchaser pursuant to Section 3 hereof. Relative fault shall be determined by reference to whether any alleged untrue statement or omission relates to information provided by the Company or by the Purchaser. The Company and the Purchaser agree that it would not be just and equitable if contribution were determined by pro rata allocation or any other method of allocation which does not take account of the equitable considerations referred to above. Notwithstanding the provisions of this paragraph (d), no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 8, each person who controls the Purchaser within the meaning of either the Act or the Exchange Act and each director, officer, employee and agent of the Purchaser shall have the same rights to contribution as the Purchaser, and each person who controls the Company within the meaning of either the Act or the Exchange Act, each officer of the Company who shall have signed the Registration Statement and each director of the Company shall have the same rights to contribution as the Company, subject in each case to the applicable terms and conditions of this paragraph (d).

                 9. Soliciting Conversions. The Purchaser may assist the Company in soliciting conversion of the $2.25 Preferred Shares by the holders thereof but shall not be entitled to compensation by the Company for any such assistance.

                 10. Termination. This Agreement shall be subject to termination in the absolute discretion of the Purchaser, by notice given to the Company at any time prior to the Closing Date, if prior to such time, (i)(a) trading in the Company's Common Stock or in the $2.25 Preferred Shares shall have been suspended by the Commission or by the NASDAQ National Market System during the five business days prior to the Redemption Date (other than if trading is resumed within one hour), or (b) trading in securities generally on the New York Stock Exchange or on the NASDAQ National Market System shall have been suspended or limited or minimum prices shall have been established on such exchange; (ii) a banking moratorium shall have been declared either by Federal or New York State authorities; or (iii) there shall have occurred any outbreak or escalation of hostilities, declaration by the United States of a national emergency or war or other calamity or crisis the effect of which on financial markets is such as to make it, in the judgment of the Purchaser, impracticable or inadvisable to proceed with the offering or delivery of the Securities as contemplated by the Prospectus (exclusive of any supplement thereto).

                 11. Representations and Indemnities to Survive. The respective agreements, representations, warranties, indemnities and other statements of the Company or its officers and of the Purchaser set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of the Purchaser or the Company or any of the officers, directors or controlling persons referred to in
Section 8 hereof, and will survive the conversion of any $2.25 Preferred Shares and the delivery of and payment for any Securities. The provisions of Section 7 and 8 hereof shall survive the termination or cancellation of this Agreement.

                 12. Notices. All communications hereunder will be in writing and effective only on receipt, and, if sent to the Purchaser, will be mailed, delivered or telegraphed and confirmed to it at Seven World Trade Center, New York, New York 10048, attention of Legal Department, with a copy separately delivered to Cravath, Swaine, & Moore, 825 Eighth Avenue, New York, New York 10019, attention of: William P. Rogers, Jr., Esq.; or, if sent to the Company, will be mailed, delivered or telegraphed and confirmed to it at 10370 Richmond Avenue, Suite 400, Houston, Texas 77042, attention of the President, with a copy separately delivered to Thompson & Knight, P.C., 1700 Pacific Avenue, Suite 3300,

Dallas, Texas 75201-4693, attention of: Robert D. Campbell, Esq.

                 13. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers and directors and controlling persons referred to in Section 8 hereof, and no other person will have any right or obligation hereunder.

                 14. Applicable Law. This Agreement will be governed by and construed in accordance with the laws of the State of New York.

                 If the foregoing is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicate hereof, whereupon this letter and your acceptance shall represent a binding agreement between the Company and the Purchaser.


                                         Very truly yours,


                                         NOBLE DRILLING CORPORATION


                                         By:  _________________________
                                              Name:
                                              Title:


The foregoing Agreement is hereby
confirmed and accepted as of the
date first above written.


SALOMON BROTHERS INC


By:  _______________________
     Name:
     Title: